Exhibit 99.1

      MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

Reports highest operating income and operating revenue for any quarter in Company history

MONDOVI, Wis., October 16, 2018 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating income and operating revenue for any quarter in its history. For the third quarter ended September 30, 2018, net income improved 94.2% to $15.3 million, or 28 cents per diluted share, from $7.9 million, or 14 cents per diluted share, for the third quarter of 2017. For the first nine months of 2018, net income improved 55.9% to $39.3 million, or 71 cents per diluted share, from $25.2 million, or 46 cents per diluted share, for the first nine months of 2017. Earnings for the third quarter of 2018 include an additional income tax benefit of $493,000, or one cent per diluted share, net of related expenses.

Operating income improved 45.9% to a record $19.0 million for the third quarter of 2018 from $13.0 million for the third quarter of 2017, and improved 19.5% to $50.8 million for the first nine months of 2018 from $42.5 million for the 2017 nine-month period. The third quarter operating income also improved 4.2% sequentially from second quarter of 2018 operating income of $18.2 million.

Operating revenue improved 17.0% to a record $199.6 million for the third quarter of 2018 from $170.7 million for the third quarter of 2017, and improved 13.3% to $583.6 million for the first nine months of 2018 from $515.3 million for the 2017 nine-month period. Excluding fuel surcharges, operating revenue improved 10.8% to $171.8 million for the 2018 quarter from $155.0 million for the 2017 quarter, and improved 8.0% to $504.9 million for the first nine months of 2018 from $467.5 million for the 2017 nine-month period. Fuel surcharge revenue increased to $27.9 million for the 2018 quarter from $15.6 million for the 2017 quarter, and increased to $78.8 million for the first nine months of 2018 from $47.8 million for the 2017 nine-month period.

Operating expenses for the third quarter of 2018 improved to 90.5% of operating revenue from 92.4% for the third quarter of 2017. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 88.9% for the third quarter of 2018 from 91.6% for the third quarter of 2017.

Operating expenses for the first nine months of 2018 improved to 91.3% of operating revenue from 91.7% for the 2017 nine-month period. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.9% for the first nine months of 2018 from 90.9% for the 2017 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are encouraged by our record operating income and operating revenue in this quarter, along with our best operating ratio, net of fuel surcharges, over the last 14 quarters. These top- and bottom-line results are a direct result of the continued disciplined execution of our unique multifaceted business model by our dedicated and experienced Marten workforce while capitalizing on the strengthened freight environment. We also improved our balance sheet position with $35.7 million in cash at September 30, 2018 compared with $15.8 million at the beginning of the year. We expect to drive continued growth across all of our operating platforms with increasing compensation for our premium services, additional freight with existing and new customers, and our emphasis on operating efficiencies and cost controls.”

“Our agreements with a number of customers included a shift beginning in this year’s first quarter from line haul to fuel surcharge revenue, which reduced our Dedicated and Truckload revenue, net of fuel surcharges, by $200 and $43 per tractor per week in the third quarter, and by $171 and $33 per tractor per week in the first nine months of this year. The change reduced our revenue excluding fuel surcharges by $3.8 million for the third quarter and by $9.3 million for this year’s first nine months, while increasing our fuel surcharge revenue by the same amounts.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,580 dry trailers operating as of September 30, 2018. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,739	$15,791
Receivables:
Trade, net	84,055	74,886
Other	6,993	6,131
Prepaid expenses and other	18,816	19,810
Total current assets	145,603	116,618

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	820,523	783,648
Accumulated depreciation	(223,087)	(211,728)
Net property and equipment	597,436	571,920
Other assets	2,281	1,865
Total assets	$745,320	$690,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$48,259	$38,100
Insurance and claims accruals	25,295	26,177
Total current liabilities	73,554	64,277
Deferred income taxes	107,696	100,626
Total liabilities	181,250	164,903

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,662,924 shares at September 30, 2018, and 54,533,455 shares at December 31, 2017, issued and outstanding	547	545
Additional paid-in capital	79,304	76,413
Retained earnings	484,219	448,542
Total stockholders’ equity	564,070	525,500
Total liabilities and stockholders’ equity	$745,320	$690,403

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2018	2017	2018	2017

Operating revenue	$199,649	$170,679	$583,633	$515,349

Operating expenses (income):
Salaries, wages and benefits	64,051	53,594	186,123	166,709
Purchased transportation	35,867	28,668	105,941	85,546
Fuel and fuel taxes	31,658	26,143	92,444	77,106
Supplies and maintenance	10,574	10,381	31,261	31,912
Depreciation	22,272	21,186	66,280	63,875
Operating taxes and licenses	2,404	2,314	7,055	6,813
Insurance and claims	8,567	11,336	27,798	29,098
Communications and utilities	1,663	1,463	4,993	4,531
Gain on disposition of revenue equipment	(1,835)	(1,908)	(5,206)	(4,882)
Other	5,435	4,480	16,134	12,112

Total operating expenses	180,656	157,657	532,823	472,820

Operating income	18,993	13,022	50,810	42,529

Other	(120)	14	(447)	280

Income before income taxes	19,113	13,008	51,257	42,249

Income taxes expense	3,856	5,153	11,967	17,039

Net income	$15,257	$7,855	$39,290	$25,210

Basic earnings per common share	$0.28	$0.14	$0.72	$0.46

Diluted earnings per common share	$0.28	$0.14	$0.71	$0.46

Dividends declared per common share	$0.025	$0.025	$0.075	$0.055

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$80,563	$81,836	$(1,273)	(1.6)%
Truckload fuel surcharge revenue	13,357	10,172	3,185	31.3
Total Truckload revenue	93,920	92,008	1,912	2.1

Dedicated revenue, net of fuel surcharge revenue	48,500	39,154	9,346	23.9
Dedicated fuel surcharge revenue	10,291	2,995	7,296	243.6
Total Dedicated revenue	58,791	42,149	16,642	39.5

Intermodal revenue, net of fuel surcharge revenue	21,735	17,423	4,312	24.7
Intermodal fuel surcharge revenue	4,204	2,472	1,732	70.1
Total Intermodal revenue	25,939	19,895	6,044	30.4

Brokerage revenue	20,999	16,627	4,372	26.3

Total operating revenue	$199,649	$170,679	$28,970	17.0%

Operating income:
Truckload	$10,026	$5,764	$4,262	73.9%
Dedicated	5,249	4,514	735	16.3
Intermodal	2,507	1,588	919	57.9
Brokerage	1,211	1,156	55	4.8
Total operating income	$18,993	$13,022	$5,971	45.9%

Operating ratio:
Truckload	89.3%	93.7%
Dedicated	91.1	89.3
Intermodal	90.3	92.0
Brokerage	94.2	93.0
Consolidated operating ratio	90.5%	92.4%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$241,304	$251,127	$(9,823)	(3.9)%
Truckload fuel surcharge revenue	40,037	31,453	8,584	27.3
Total Truckload revenue	281,341	282,580	(1,239)	(0.4)

Dedicated revenue, net of fuel surcharge revenue	138,096	114,654	23,442	20.4
Dedicated fuel surcharge revenue	26,499	9,274	17,225	185.7
Total Dedicated revenue	164,595	123,928	40,667	32.8

Intermodal revenue, net of fuel surcharge revenue	63,834	51,111	12,723	24.9
Intermodal fuel surcharge revenue	12,227	7,085	5,142	72.6
Total Intermodal revenue	76,061	58,196	17,865	30.7

Brokerage revenue	61,636	50,645	10,991	21.7

Total operating revenue	$583,633	$515,349	$68,284	13.3%

Operating income:
Truckload	$25,530	$19,249	$6,281	32.6%
Dedicated	13,321	14,075	(754)	(5.4)
Intermodal	7,997	5,777	2,220	38.4
Brokerage	3,962	3,428	534	15.6
Total operating income	$50,810	$42,529	$8,281	19.5%

Operating ratio:
Truckload	90.9%	93.2%
Dedicated	91.9	88.6
Intermodal	89.5	90.1
Brokerage	93.6	93.2
Consolidated operating ratio	91.3%	91.7%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Truckload Segment:
Revenue (in thousands)	$93,920	$92,008	$281,341	$282,580
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,925	$3,484	$3,797	$3,455
Average tractors(1)	1,561	1,787	1,629	1,863
Average miles per trip	564	592	578	598
Non-revenue miles percentage(2)	10.4%	8.1%	8.9%	8.9%
Total miles (in thousands)	37,259	43,340	117,343	135,136

Dedicated Segment:
Revenue (in thousands)	$58,791	$42,149	$164,595	$123,928
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,287	$3,441	$3,279	$3,463
Average tractors(1)	1,123	866	1,080	849
Average miles per trip	317	299	305	297
Non-revenue miles percentage(2)	0.6%	0.6%	0.8%	0.7%
Total miles (in thousands)	24,362	19,705	69,244	57,641

Intermodal Segment:
Revenue (in thousands)	$25,939	$19,895	$76,061	$58,196
Loads	10,573	10,265	31,932	29,642
Average tractors	89	78	87	79

Brokerage Segment:
Revenue (in thousands)	$20,999	$16,627	$61,636	$50,645
Loads	12,781	11,672	36,790	36,604

At September 30, 2018 and September 30, 2017:
Total tractors(1)	2,751	2,649
Average age of company tractors (in years)	1.6	1.4
Total trailers	5,397	4,915
Average age of company trailers (in years)	2.6	2.8
Ratio of trailers to tractors(1)	2.0	1.9

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2018	2017	2018	2017

Net cash provided by operating activities	$44,722	$29,490	$112,097	$94,710
Net cash (used for) investing activities	(29,665)	(37,050)	(88,842)	(84,015)
Net cash (used for) financing activities	(1,321)	(1,339)	(3,307)	(10,024)

Weighted average shares outstanding:
Basic	54,661	54,517	54,615	54,479
Diluted	55,194	54,890	55,151	54,803

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 50 and 63 tractors as of September 30, 2018 and 2017, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.